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                                                                    Exhibit 10.9


                   SEPARATION AGREEMENT AND GENERAL RELEASE
                   ----------------------------------------

         THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is entered into by and between Steven M. Rauscher ("Executive") and AmericasDoctor.com, Inc. (the "Company").

         Executive and the Company desire to settle fully any and all matters between them, including, but not limited to, any matters relating to Executive"s employment with the Company, Executive"s Employment, Confidentiality, Non-Competition and Severance Agreement with the Company, dated as of January 5, 2000, as amended by Amendment No. 1 To Employment, Confidentiality, Non-Competition and Severance Agreement, dated as of May 15, 2000, copies of which are attached hereto and are hereby incorporated in part by reference herein (collectively, the "Employment Agreement"), and the termination of Executive"s employment. Therefore, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Executive and the Company agree as follows:

1. Termination of Employment. Executive"s employment with the Company is terminated effective October 31, 2000 ("Termination Date"). Executive further waives and releases any claim that he has or may have to reemployment with the Company, or any of its subsidiary companies, affiliates, successors or assigns. Notwithstanding the foregoing, following the Termination Date, Executive agrees to provide the Company with such assistance as it may reasonably request, upon reasonable notice, in connection with the transition or the office of Chief Executive Officer from Executive to Executive's successor. The Company shall reimburse Executive for any reasonable expenses, including travel expenses, incurred by Executive in connection with providing such assistance.

2. Employment Agreement. Notwithstanding the terms of the Employment Agreement, including, without limitation, Sections 9, 10 and 11 thereof, effective with five (5) days following the Effective Date, the Company will place into escrow pursuant to the terms and conditions of an Escrow Agreement to be executed among the Company, Executive and LaSalle Bank National Association, as escrow agent, an aggregate amount equal to $365,000 (the "Termination Payments") plus all amounts to be paid by the Company pursuant to Section 3 below. The Termination Payments shall be paid to Executive over a period of one year following the Termination Date (the "Payment Period") in accordance with the Company's regular bi-monthly payroll schedule, less applicable taxes, deductions and withholding. Executive agrees to comply with all of his continuing obligations under the Employment Agreement, including without limitation paragraphs 14, 15 and 17 of the Employment Agreement.

3.   Benefits.  During the Payment Period, the Company shall:

     (a) To the extent permitted by its then-existing 401(k) Plan, if any, allow Executive to continue making contributions into such 401(k) Plan, and make the maximum matching contributions under such 401(k) Plan. To the extent continued contributions
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     under the Company's 401(k) Plan are not permitted, the Company will pay to the Executive an amount equal to the maximum matching contribution under such 401(k) Plan;

     (b) Make available to Executive, subject to the terms and conditions of the applicable plans, including, without limitation, the eligibility rules, participation for the Executive and his eligible dependents in the Company-sponsored employee benefit plans or arrangements available generally to employees of the Company (but not including stock option, stock purchase or similar compensatory arrangements) and pay all premiums related thereto;

     (c) Notwithstanding anything to the contrary in the Executive's stock option agreement(s) or certificate(s) or in the stock option plan(s) under which Executive's stock options were granted, (1) all of Executive's stock options that were granted on or prior to January 5, 2000 and on April 12, 2000, collectively constituting stock options exercisable for an aggregate of 141,616 shares of the Company's Class A Common Stock, par value $.001 per share ("Class A Common Stock"), and 42,444 shares of the Company's Series C Contingent Convertible Preferred Stock, par value $.001 per share, shall immediately become vested and exercisable on the Termination Date and be immediately canceled, (2) stock options exercisable to purchase an aggregate of 46,619 shares of Class A Common Stock, which were granted to Executive on January 6, 2000, shall vest on the Termination Date, (3) except as provided under clause (2) above, all of Executive's stock options granted on January 6, 2000 will cease to vest as of the Termination Date, and (4) Executive shall have the right to exercise any and all vested stock options (collectively exercisable to purchase an aggregate of 188,235 shares of Class A Common Stock and 42,444 shares of Series C Contingent Convertible Preferred Stock) at any time no later than 10 years after the date of grant of such stock options. Executive and the Company acknowledge that all of Executive's options that are effected by clause (4) above shall, notwithstanding anything in the applicable stock option certificate(s) and related agreement(s) to the contrary, be non-qualified stock options. Except as modified by the foregoing, Executive agrees that any and all right to options rights are governed by the stock option certificate(s) and related agreement(s).

     (d) Provide Executive and his spouse with outplacement services in an amount not to exceed $40,000 in the aggregate, which outplacement services may, at Executive's election, include use of an office at a location of Executive's choosing and secretarial assistance arranged by Executive; provided, however, that if the Company enters into an agreement with Insearch Worldwide.com on or prior to the Termination Date pursuant to which Insearch Worldwide.com provides the Company with a credit for placement and/or executive search services, Executive will use Insearch Worldwide.com for his and his spouse's outplacement services and the value of services rendered to Executive and/or his spouse by Insearch Worldwide.com will count toward the $40,000 aggregate cap on outplacement services;

     (e) Subject to Executive's obligations under Sections 14 and 15 of the Employment Agreement, allow Executive to retain his personal laptop computer and cell phone at no cost to Executive; provided that the Company shall not be obligated to reimburse
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     Executive for the cost of cellular phone services, phone calls, Internet access charges or the like; and

     (f) Reimburse Executive for legal and tax planning costs and expenses actually incurred in connection with the negotiation of this Agreement in an amount not to exceed $5,000.

     The Executive will be entitled to continuation coverage under COBRA and the date of his qualifying event shall be the date on which his Company-sponsored benefits cease. The payments and benefits described in Sections 2 and 3 of this Agreement shall be in lieu of and discharge any obligations of the Company to Executive for compensation, wages, benefits, vacation, pain and suffering, or any other expectation of remuneration or benefit on the part of Executive, whether set forth in the Employment Agreement or otherwise. Other than the obligations set forth in paragraphs 2 and 3, Executive acknowledges that the Company shall have no other obligations to Executive under this Agreement or the Employment Agreement. Executive further agrees not to seek any further compensation or benefits from the Company.

4. Definition of "Restricted Business." The definition of "Restricted Business" set forth in Section 1(k) of the Employment Agreement is hereby replaced with the following definition: "Restricted Business" means any business or division of a business which provides (i) investigative site services in connection with clinical research in the fields of urology, gastroenterology, rheumatology, endocrinology, gynecology, outpatient cardiology, neurology and pulmonology (collectively, the "Therapeutic Areas"), (ii) patient recruitment services to pharmaceutical companies in the Therapeutic Areas or (iii) an interactive Internet healthcare information site for consumers."

5. No Authority. Executive understands and agrees that effective on the Termination Date, Executive is no longer authorized to incur any expenses, obligations, or liabilities on behalf of the Company.

6. Return of Company Property. Executive agrees to immediately turn over to the Company (a) a complete copy of any and all files (including, without limitation, files on the hard drive of the computer referred to in Section 3(d) above), memoranda, notes, records, reports, photographs, drawings, plans, papers, or other documents (whether paper or electronic), and (b) all computers (other than the computer referred to in Section 3(d) above), intellectual property, and physical or personal property (other than the property referred to in Section 3(e) above), obtained by Executive during the course of his employment with the Company, or any of its, subsidiary companies, affiliates, successors or assigns, and that are the property of the Company, or any of its, subsidiary companies, affiliates, successors or assigns.

7. Complete Release. (a) As a material inducement to the Company to enter into this Agreement, and per the terms of paragraph 9(a) of the Employment Agreement, the Executive hereby forever releases and discharges the Company, its subsidiaries, owners, affiliates, divisions, stockholders, directors, officers, members, agents, current and former employees, attorneys, related companies, predecessors, successors and assigns (collectively "Released Parties"), and each of them, of and from any and all charges, complaints, claims, or liabilities (including attorneys" fees and costs actually incurred) of any nature whatsoever, known or
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unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, or any state law tort claim, or any federal, state, or other governmental statute, regulation, or ordinance, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964 or the Age Discrimination in Employment Act, 29 U.S.C.
(S)(S) 621-634, which Executive now has or claims to have, or which Executive at any time heretofore had or claimed to have, or which Executive at any time hereinafter may have or claim to have, against each or any of the Released Parties; provided, however, Executive specifically does not release any rights under the Age Discrimination in Employment Act arising after the Effective Date of this Agreement, any claims to enforce this Agreement, or any claims which Executive is precluded from waiving by operation of law. Executive further acknowledges that Executive has reviewed and understood the chart on page 7 of this Agreement, listing those Company executives (by job title and age) terminated and not terminated as a result of the Company's restructuring.

     (b) The Company hereby forever releases and discharges Executive of and from any and all charges, complaints, claims, or liabilities (including attorneys" fees and costs actually incurred) of any nature whatsoever, of which the Company's executive officers, or any of them, has actual knowledge as of the date of this Agreement, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, or any state law tort claim, or any federal, state, or other governmental statute, regulation, or ordinance, which the Company now has or claims to have, or which the Company at any time heretofore had or claimed to have against Executive; provided, however, that the Company specifically does not release any charges, complaints, claims or liabilities (including attorneys' fees and costs actually incurred) of any nature whatsoever of which the Company's executive officers, or any of them, did not have actual knowledge as of the date of this Agreement.

8. No Claims. (a) Executive represents that Executive has not filed any complaints, charges, or lawsuits with any local, state, or federal agency or court against the Company or any of the Released Parties, that Executive will not do so at any time based on any claim that arose on or before the execution of this Agreement, and that if any such agency or court assumes jurisdiction of any such charge, complaint, or lawsuit against the Company or any of the Released Parties on behalf of Executive, Executive will request such agency or court to withdraw from the matter.

     (b) The Company represents that it has not filed any complaints, charges, or lawsuits with any local, state, or federal agency or court against Executive, that the Company will not do so at any time based on any claim that arose on or before the execution of this Agreement and of which the Company's executive officers, or any of them, had actual knowledge on or before the execution of this Agreement, and that if any such agency or court assumes jurisdiction of any such charge, complaint, or lawsuit against Executive on behalf of the Company, the Company will request such agency or court to withdraw from the matter.

9. Confidentiality. In addition to the obligations set forth in paragraph 14 of his Employment Agreement, Executive agrees that Executive has maintained and will continue to maintain as confidential any and all proprietary, confidential and trade secret information belonging to the Company, or any of its parent companies, subsidiary companies, affiliates, successors or assigns, including, but not limited to, any plans, strategies, marketing and sales
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information, customer information, cost and pricing information, employee information, financial information, designs, programs, or any other information that may not be generally known in the industry.

10. Consultation with Counsel. Executive agrees that Executive fully understands Executive"s right to discuss all aspects of this Agreement with Executive"s attorney, that Executive has carefully read and fully understands all the provisions of this Agreement, and that Executive is knowingly and voluntarily entering into this Agreement.

11. No Representations. Executive represents and acknowledges that, in signing this Agreement, Executive does not rely, and has not relied, upon any representation or statement made by any of the Released Parties or by any of the Released Parties" agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

12. Acceptance and Revocation. This Agreement was presented to Executive for review and consideration on September 15, 2000 ("Review Date"). Executive understands that Executive has forty-five (45) days from the Review Date within which to decide whether to execute this Agreement and return it to the Company. If Executive does not return this Agreement to the Company fully executed within forty-five (45) of the Review Date, any offer implied by the representation of this Agreement for Executive"s review and consideration is withdrawn in its entirety at that time. Executive further understands that Executive has seven
(7) days after execution of this Agreement within which to provide the Company with written notice of revocation of this Agreement ("Revocation Period"). If said written notice of revocation is not received by the Company by the close of business on the seventh day following Executive"s signing of this Agreement, Executive agrees that this Agreement shall be final, binding, and irrevocable. The executed copy of this Agreement and/or any written notices should be provided to:

                                    AmericasDoctor.com, Inc.
                                    1325 Tri-State Parkway
                                    Suite 300
                                    Gurnee, Illinois  60031
                                    Attn:  Chief Financial Officer

13. Effective Date. This Agreement shall not become effective in any respect until the Revocation Period has expired without notice of revocation. In the absence of Executive"s revocation of this Agreement, the eighth day after Executive"s signing of this Agreement shall be the "Effective Date" of this Agreement.


14. Non-Disparagement. Executive agrees not to make any disparaging or negative comments to any third party regarding, the Company or any of the Released Parties. The Company's executive officers and directors agree not to make any disparaging or negative comments to any third party regarding the Executive; provided, however, that nothing in this Section 14 shall prevent the Company from taking any action it deems necessary, desirable or appropriate with respect to any charge, compliant or claim it or any of the Released Parties may have against Executive of which the Company's executive officers did not have actual knowledge on the date of this Agreement.
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15.  No Admissions. This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully or breached any agreement with respect to Executive or any other person, or an admission of any acts of discrimination whatsoever against Executive, and the Company specifically disclaims any liability to or discrimination against Executive, on the part of itself, its employees, its agents or its affiliates.

16. Insurance. The Company represents that to the extent it maintains its director and officer insurance coverage, Executive will continue to be covered thereunder for the period prior to the Termination Date during which he was an officer of the Company to the same extent currently covered thereby, subject to the conditions thereof.

17. Executive Breach. Executive agrees that, in the event Executive breaches any provision of this Agreement, Executive agrees to indemnify the Company and the Released Parties against all liability, costs and expenses, including reasonable attorney"s fees, and will reimburse the Company for all payments and benefits paid to Executive pursuant to this Agreement.

18. Sole and Entire Agreement. The Agreement, including the Employment Agreement and its obligations set forth in its Paragraphs 14, 15 and 17, constitutes the entire agreement of the parties, and fully supersedes any and all prior and contemporaneous agreements or understandings between the parties. To the extent that any provision of this Agreement conflicts with or contradicts any provision of the Employment Agreement, this Agreement shall be controlling. This Agreement may be amended or modified only by an agreement in writing and signed by both parties.

19. Governing Law. This Agreement shall be in all respects interpreted, enforced and governed by and under the laws of the State of Illinois, without regard to the principles of conflicts thereof.

20. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.
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     PLEASE READ AND CONSIDER THIS AGREEMENT CAREFULLY BEFORE SIGNING IT. THIS
SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

                                           Signature:  /s/ Steven M. Rauscher
                                           -----------------------------------
                                           Name:           Steven M. Rauscher
                                                 -----------------------------
                                           Date:           10/17/00
                                                 -----------------------------
Witnessed: /s/ Susan Bomhack
          -------------------------
Name:          Susan Bomhack
     ------------------------------
Date:          10/17/00
      -----------------------------
                                           AMERICASDOCTOR.COM, INC.


                                           By:    /s/ David R. Adamoli
                                              --------------------------------
                                           Name:      David R. Adamoli
                                                ------------------------------
                                           Title:     CFO
                                                 -----------------------------
                                           Date:      10/17/00
                                                ------------------------------